Exhibit 10.1

[***] – Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of November 30, 2009, is made by and between Heska Corporation, a Delaware corporation ("Heska"), Diamond Animal Health, Inc., an Iowa corporation ("Diamond") (each of Heska and Diamond may be referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and Wells Fargo Bank, National Association, operating through its Wells Fargo Business Credit operating division (the "Lender").

Recitals

The Borrowers and the Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended to date and as the same may be hereafter amended from time to time, the "Credit Agreement").

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.  Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

"Daily Three Month LIBOR" means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period.  When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Banking Day that the Lender determines that Daily Three Month LIBOR has changed.

"LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by the Lender for the purpose of calculating the effective Revolving Floating Rate or Term Floating Rate, as applicable, for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate, in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans.  Borrowers understand and agree that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable term of the Notes.

"Maturity Date" means (i) with respect to the Term B Advances May 31, 2010, and (ii) with respect to all other Advances, December 31, 2012.

"Prepayment Factor" means one percent (1.0%).

"Revolving Floating Rate" means an annual interest rate equal to the sum of the Prime Rate plus two and one-half percent (2.50%) which annual rate shall change when and as the Prime Rate Changes; provided, however, effective as of the first day of the month following the month in which the Borrowers deliver to the Lender their audited financial statements for the fiscal year ending December 31, 2009 "Revolving Floating Rate" shall mean Daily Three Month LIBOR plus the Spread which annual rate shall change when and as Daily Three Month LIBOR changes.

"Term Floating Rate" means an annual interest rate equal to the sum of the Prime Rate plus two and one-half percent (2.50%) which annual rate shall change when and as the Prime Rate Changes; provided, however, effective as of the first day of the month following the month in which the Borrowers deliver to the Lender their audited financial statements for the fiscal year ending December 31, 2009 "Term Floating Rate" shall mean Daily Three Month LIBOR plus the Spread which annual rate shall change when and as Daily Three Month LIBOR changes.

2.  Spread. Section 2.7 of the Credit Agreement is hereby amended to read it its entirety as follows:

"Section 2.7     Spread.  The spread (the "Spread") means the percentage set forth in the table below opposite the applicable prior-fiscal-year Net Income of the Borrowers, which percentage shall change annually effective as of the first day of the month following the month in which the Borrowers deliver to the Lender their audited financial statements for the prior fiscal year; provided, however, that in no case shall any decrease in the Spread occur during a Default Period:

.

Prior Fiscal Year Net Income	Spread
Less than $0	6.00%
Greater than or equal to $0 but less than $2,500,000	5.00%
Greater than or equal to $2,500,000 but less than $5,000,000	4.00%
Greater than or equal to $5,000,000	3.00%"

3.  Financial Covenants.  Sections 6.12 and 6.13 of the Credit Agreement are hereby amended to read in their entireties as follows:

"Section 6.12 Minimum Capital. Heska will maintain, on a consolidated basis, as of each date listed below, its Capital at an amount not less than the amount set forth opposite such date:

Date	Minimum Capital
October 31, 2009	$12,313,000
November 30, 2009	$12,238,000
December 31, 2009	$12,638,000
January 31, 2010	$13,125,000
February 28, 2010	$12,750,000
March 31, 2010	$13,125,000
April 30, 2010	$13,050,000
May 31, 2010	$12,650,000
June 30, 2010	$12,815,000
July 31, 2010	$12,425,000
August 31, 2010	$12,450,000
September 30, 2010	$14,025,000
October 31, 2010	$13,750,000
November 30, 2010	$13,475,000
December 31, 2010	$14,825,000

The covenant levels for January 31, 2010 through and including December 31, 2010 shall be adjusted upwards or downwards, respectively on a dollar-for-dollar basis, by an amount equal to the amount by which Heska's Capital, as evidenced by Heska's audited balance sheet as of December 31, 2009, is greater than or less than $15,202,000; provided, however, that any such downward adjustment shall not exceed $500,000.

Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below, Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):

Period	Minimum Net Income
Twelve months ending December 31, 2009	$575,000
Three months ending March 31, 2010	($1,750,000)
Six months ending June 30, 2010	($2,025,000)
Nine months ending September 30, 2010	($750,000)
Twelve months ending December 31, 2010	$100,000"

4.  Capital Expenditures. Section 7.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Section 7.10 Capital Expenditures. The Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures in the aggregate during the fiscal year-to-date period ending on any date described below in excess of the amount set forth opposite such date:

Period	Maximum Capital Expenditures
October 31, 2009	$1,500,000
November 30, 2009	$1,500,000
December 31, 2009	$1,500,000
January 31, 2010	$2,250,000
February 28, 2010	$2,250,000
March 31, 2010	$2,250,000
April 30, 2010	$2,750,000
May 31, 2010	$2,750,000
June 30, 2010	$2,750,000
July 31, 2010	$3,000,000
August 31, 2010	$3,000,000
September 30, 2010	$3,000,000
October 31, 2010	$3,250,000
November 30, 2010	$3,250,000
December 31, 2010	$3,250,000

In addition to the foregoing, the amounts set forth above shall be adjusted upward on a dollar-for-dollar basis by the amount allocated for such purpose in accordance with Section 2.22, from the date of such increase through the end of the fiscal year in which such increase occurs."

5.  Compliance Certificate. Exhibit B to the Credit Agreement is replaced in its entirety by Exhibit A to this Amendment.

6.  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

7.      Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with the following, each in form and substance acceptable to the Lender in its sole discretion:

(a) A Certificate of Authority of the Borrowers certifying as to the resolutions of the boards of directors of the Borrowers approving the execution and delivery of this Amendment.

(b) Such other matters as the Lender may require.

8.  Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and the Replacement Notes and to perform all of its obligations hereunder, and this Amendment and the Replacement Notes have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and the Replacement Notes have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.  No Waiver.  The execution of this Amendment and acceptance of the Replacement Notes and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10.  Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.   Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.  Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[***] – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION By /s/ Jason Napolitano Its Chief Financial Officer	DIAMOND ANIMAL HEALTH, INC. By /s/ Jason Napolitano Its Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION By [***] [***], Vice President

Exhibit A to First Amendment
Compliance Certificate

To:	______________________
Wells Fargo Business Credit

Date:	__________________, 20__

Subject:	Heska Corporation
Financial Statements

In accordance with our Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (the "Credit Agreement"), attached are the financial statements of Heska Corporation ("Heska") as of and for ________________, 20___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

I hereby certify to the Lender as follows:

☐	The Reporting Date does not mark the end of one of the Borrowers' fiscal quarters, hence I am completing all paragraphs below except paragraph 4.

☐	The Reporting Date marks the end of one of the Borrowers' fiscal quarters, hence I am completing all paragraphs below .

Financial Covenants. I further hereby certify as follows:

 1.           Accounts Payable.  Pursuant to Section 6.5 of the Credit Agreement, as of the Reporting Date, Past Due Payables on a consolidated basis was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that the Borrowers have no Past Due Payables.

 2.           Minimum Capital. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska's Capital was, on a consolidated basis, $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date, as set forth in the table below and adjusted, if applicable, in accordance with Section 6.12:

Date	Minimum Capital
October 31, 2009	$12,313,000
November 30, 2009	$12,238,000
December 31, 2009	$12,638,000
January 31, 2010	$13,125,000
February 28, 2010	$12,750,000
March 31, 2010	$13,125,000
April 30, 2010	$13,050,000
May 31, 2010	$12,650,000
June 30, 2010	$12,815,000
July 31, 2010	$12,425,000
August 31, 2010	$12,450,000
September 30, 2010	$14,025,000
October 31, 2010	$13,750,000
November 30, 2010	$13,475,000
December 31, 2010	$14,825,000

The covenant levels for January 31, 2010 through and including December 31, 2010 shall be adjusted upwards or downwards, respectively on a dollar-for-dollar basis, by an amount equal to the amount by which Heska's Capital, as evidenced by Heska's audited balance sheet as of December 31, 2009, is greater than or less than $15,202,000; provided, however, that any such downward adjustment shall not exceed $500,000.

 3.           Minimum Net Income.  Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska's Net Income was, on a consolidated basis, $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be no less than $______________ on the Reporting Date, as set forth in the table below:

Period	Minimum Net Income
Twelve months ending December 31, 2009	$575,000
Three months ending March 31, 2010	($1,750,000)
Six months ending June 30, 2010	($2,025,000)
Nine months ending September 30, 2010	($750,000)
Twelve months ending December 31, 2010	$100,000

 4.           Minimum Liquidity.  Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, Heska's Liquidity was, on a consolidated basis, $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be no less than $1,500,000 on the Reporting Date.

 5.           Minimum Individual Book Net Worth.  Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was $_________________ and Diamond's Book Net Worth was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no less than zero on the Reporting Date.

 6.           Maximum Contributions.  Pursuant to Section 7.4(a)(v) of the Credit Agreement, as of the Reporting Date, Heska's fiscal year-to-date aggregate contributions to non-Borrower Subsidiaries was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no more than $700,000 during any fiscal year.

 7.           Capital Expenditures.  Pursuant to Section 7.10 of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, Heska's Capital Expenditures were, in the aggregate and on a consolidated basis, $_______________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not more than $_______________ during the period ending on the Reporting Date, as set forth in the table below and adjusted, if applicable, in accordance with Section 7.10:

Period	Maximum Capital Expenditures
October 31, 2009	$1,500,000
November 30, 2009	$1,500,000
December 31, 2009	$1,500,000
January 31, 2010	$2,250,000
February 28, 2010	$2,250,000
March 31, 2010	$2,250,000
April 30, 2010	$2,750,000
May 31, 2010	$2,750,000
June 30, 2010	$2,750,000
July 31, 2010	$3,000,000
August 31, 2010	$3,000,000
September 30, 2010	$3,000,000
October 31, 2010	$3,250,000
November 30, 2010	$3,250,000
December 31, 2010	$3,250,000

Attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

HESKA CORPORATION

By _____________________________________
Its ___________________________________